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                                                                EXHIBIT 99-B.4.4

                               CONTRACT SCHEDULE I
                               ACCUMULATION PHASE
                          FOR INSTALLMENT PAY PREMIUMS

CONTROL OF CONTRACT (see 1.03)

          The Contract Holder controls this Contract.

          By notifying us in writing, the Contract Holder may allow Participants to choose Investment Options for an Individual Account.

          All amounts held under this Contract, and any amounts paid or distributed, are for the exclusive benefit of Plan Participants and their beneficiaries as provided under Code Section 457(g).

MAINTENANCE FEE (see 1.16)

          The maintenance fee for each Individual Account is [$XX] as of the Effective Date of the Contract and is subject to change (see 1.18). The fee will never exceed [$30].

CONTRIBUTION LIMITS (see 2.01)

          Contribution limits are set forth in the Code and in the Plan.

SEPARATE ACCOUNT (see 3.01)

          Variable Annuity Account [C]

DAILY CHARGES TO THE SEPARATE ACCOUNT (see 3.07)

          Charges to the Separate Account are subject to change (see 1.18). The charges as of the Effective Date of the Contract are as follows:

          Mortality and Expense Risk Charge: [X.XX%] (annual basis)
               This charge will never exceed [1.50%] (annual basis).

          Administrative Charge: [X.XX%] (annual basis)
               This charge will never exceed [0.25%] (annual basis).

          ING GET Fund Guarantee Charge: If applicable, the charge will be provided to the Contract Holder and will never exceed 0.75% (annual basis).

FIXED INTEREST OPTIONS AVAILABLE (see Section 6 and Section 7)

          Fixed Plus Account
          [Guaranteed Accumulation Account (GAA)]

FIXED PLUS ACCOUNT MINIMUM GUARANTEED INTEREST RATE (see 6.01)

          We guarantee that interest will be credited an annual effective yield that is at least equal to [1%-3%].

FIXED PLUS ACCOUNT ANNUAL TRANSFER AND PARTIAL WITHDRAWAL LIMIT (see 6.02 and 6.03)

          [20%]

WAIVER OF FIXED PLUS ACCOUNT TRANSFER LIMIT (see 6.02)

          [$2,000]

WAIVER OF FIXED PLUS ACCOUNT FULL WITHDRAWAL PROVISION (see 6.05)

          When a full withdrawal is requested, payment from the Fixed Plus Account is not limited as described in 6.04 when the withdrawal is made:

          (a) When the amount in the Fixed Plus Account is [$2,000] or less (or, if applicable, as otherwise allowed by the Plan for a lump-sum cash-out without Participant consent) and during the previous [12 months] no amounts have been withdrawn, transferred, taken as a loan (if allowed under the Contract), or used to purchase Annuity payments;

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          (b)  Due to a Participant's death before Annuity payments begin and paid within six months of the Participant's death;

          (c)  As provided in Section 8.09;

          (d) To purchase Annuity payments on a life-contingent basis or payments for a stated period on a fixed-only basis;.

          (e)  When a Participant is separated from service, and when:

               (1) Separation from service is documented in a form acceptable to us;
               (2)  The amount is paid directly to the Participant; and
               (3) The amount paid for all withdrawals due to separation from service during the previous [12 months] does not exceed [20%] of the average value of all Individual Accounts under the Contract during that period;

          f) Due to hardship due to unforeseeable emergency as defined in the Code, and when:

               (1)  If applicable, certified by the employer;
               (2)  The amount is paid directly to the Participant; and
               (3) The amount paid for all withdrawals due to financial hardship during the previous [12 months] does not exceed [10%] of the average value of all Individual Accounts under the Contract during that period;

          (g) To purchase permissive past service credit under a governmental defined benefit plan; or

          (h)  Due to disability as defined in the Code, and when:

               (1)  If applicable, certified by the employer;
               (2)  The amount is paid directly to the Participant; and
               (3) The amount paid for all withdrawals due to disability during the previous [12 months] does not exceed [20%] of the average value of all Individual Accounts under the Contract during that period.

GUARANTEED ACCUMULATION ACCOUNT MINIMUM GUARANTEED INTEREST RATE (see 7.02)

          We guarantee that interest will be credited an annual effective yield that is at least equal to [1%-3%].

WITHDRAWAL RESTRICTIONS UNDER THE CODE (see 8.03)

          Limitations apply to withdrawals as provided by the Code and the Plan.

WITHDRAWAL CHARGE (see 8.04)

          For each withdrawal from an Individual Account, we may deduct a withdrawal charge. This charge is a percentage of the amount withdrawn. The withdrawal charge is as follows:

          [NUMBER OF YEARS SINCE INDIVIDUAL
          ACCOUNT ESTABLISHED]                                 WITHDRAWAL CHARGE
          ---------------------------------                    -----------------
          [Fewer than 5                                                5%
          5 or more, but fewer than 7                                  4%
          7 or more, but fewer than 9                                  3%
          9 or more, but fewer than 10                                 2%
          10 or more                                                   0%]

          The withdrawal charge will never exceed 8.5% of total Contributions, or the maximum permitted by National Association of Securities Dealers, Inc. (NASD) rules.]

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WAIVER OF WITHDRAWAL CHARGE (see 8.05)

          The withdrawal charge does not apply when the withdrawal is:

          (a)  Used to purchase Annuity payments;

          (b) Used to purchase a single premium immediate Annuity or individual retirement Annuity issued by the Company or one of its affiliates, provided that the right to cancel under the new Contract is not exercised. We will treat exercise of the right to cancel as a reinstatement and any subsequent withdrawal may then be subject to the withdrawal charge applicable on the date of the withdrawal;

          (c)  Under a systematic distribution option (see 8.08);

          (d)  When we terminate an Individual Account as provided in 8.09;

          (e) When the Individual Account value is [$5,000] or less (or, if applicable, as otherwise allowed by the Plan for lump-sum cash-out without Participant consent) and during the previous [12 months] no amounts have been withdrawn, transferred, taken as a loan (if allowed under the Contract), or used to purchase Annuity payments;

          (f)  Due to a Participant's death before Annuity payments begin;

          (g) In an amount equal to or less than [10%] of the Individual Account value when the withdrawal is the first withdrawal in a calendar year and is made to a Participant who is at least age 59 1/2 and not older than age 70 1/2 (not available when a systematic distribution option is in effect). Any outstanding loans are not included in the Individual Account value when determining the [10%] amount. This waiver does not apply to full withdrawals or to a withdrawal due to a loan default;

          (h) Made to a Participant who is separated from service when certified by the employer;

          (i)  Due to an unforeseeable emergency as defined in the Code;

          (j) Due to the transfer of the Individual Account value to another contract issued by the Company for the Plan, subject to various conditions agreed to by the Contract Holder and the Company;

          (k) For a transfer as provided under Internal Revenue Service Revenue Ruling 90-24 to a Company Code Section 403(b)(7) custodial account;

          (l) To purchase permissive past service credit under a governmental defined benefit plan; or

          (m)  Due to disability as defined in the Code, and when:

               (1)  If applicable, certified by the employer;
               (2)  The amount is paid directly to the Participant; and
               (3) The amount paid for all withdrawals due to disability during the previous [12 months] does not exceed [20%] of the average value of all Individual Accounts under the Contract during that period.

REQUIRED DISTRIBUTIONS (see 8.07)

          Generally, distribution must begin no later than April 1 following the later of the calendar year in which a Participant attains age 70 1/2 or retires. Payments over a period of more than one year must be in substantially non-increasing amounts.

INDIVIDUAL ACCOUNT TERMINATION AMOUNT (see 8.09)

          [$10,000]

LOANS (see 9.01)

          [Loans are available under this Contract.]

CONTRACT BENEFICIARY (see 10.02)

          The Contract Holder is the Contract beneficiary. A Participant may designate a beneficiary under the Plan (Plan beneficiary).

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